                                                                     EXHIBIT 5.1


                                   LAW OFFICES
                      HONIGMAN MILLER SCHWARTZ AND COHN LLP
                          2290 FIRST NATIONAL BUILDING
                               660 WOODWARD AVENUE
                          DETROIT, MICHIGAN 48226-3583

                              PHONE (313) 465-7000
                               FAX (313) 465-8000






                                 August 31, 2001



Compuware Corporation
31440 Northwestern Highway
Farmington Hills, Michigan  48334-2564

Ladies and Gentlemen:

         We have represented Compuware Corporation, a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 15,000,000 of the Company's common shares, par value $.01 per share (the "Common Shares"), to be issued pursuant to the Compuware Corporation 2001 Employee Stock Purchase Plan and the Compuware Corporation 2001 International Employee Stock Purchase Plan (the "Plans").

         Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that (1) the Common Shares to be offered by the Company under the Plans pursuant to the Registration Statement have been duly authorized and, (2) when issued and sold by the Company in accordance with the Plans will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Honigman Miller Schwartz and Cohn LLP

                                    HONIGMAN MILLER SCHWARTZ AND COHN LLP






                               Page 34 of 35 Pages